                                                                   EXHIBIT 10.46

                              CONSULTING AGREEMENT
                              --------------------

     THIS CONSULTING AGREEMENT is made as of this 30th day of June, 1996, by and among GENERAL BUSINESS SERVICES, INC., a Texas corporation having a principal business address of 1010 -1020 North University Parks Drive, Waco, TX 76707 and EDWIN K. WILLIAMS & CO., a Colorado corporation having a principal business address of 1010-1020 North University Parks Drive, Waco, TX 76707 (collectively the "Company") and W. PAUL WOODY, individually, having a residence address of 100 Lost Oaks, Waco, TX 76705 (the "Consultant").

     WHEREAS, the Company consists of two (2) service concept franchise companies owned by The Dwyer Group, Inc. and affiliated with other franchise companies and certain other related business interests and it is the desire of the Company to engage the services of the Consultant, as an independent contractor and not as an employee, to perform consulting services for the Company in regard to special projects assigned by the Chief Executive Officer of the Company for the operation of the Company.

     WHEREAS, it is the desire of the Consultant to consult with the officers, the Board of Directors and the administrative staff of the Company, and to undertake, for the Company, consultation as to the direction of certain functions in the management of the Company and such other special projects as may be assigned by the Company's Chief Executive Officer.

     WHEREAS, in consideration of the mutual promises contained in this Consulting Agreement, the parties agree as follows:

     1.   Term.  The respective duties and obligations of the parties to this
          ----
Consulting Agreement shall be for a period of three (3) years, commencing on July 1, 1996. The parties agree that this Agreement may be extended for an additional term or terms upon the mutual agreement of both parties.

     2.   Obligations of Consultant.  Consultant shall make himself available to
          -------------------------
consult with and perform services at the direction of the Board of Directors, officers, and administrative department heads at reasonable times as agreed upon between the Consultant and the Company concerning matters which Consultant and the Chief Executive Officer agree, in writing, are responsibilities of the Consultant. Initially, Consultant and the Chief Executive Officer agree that Consultant shall perform those services outlined on Exhibit "A".

     3.   Services Rendered to Others by Consultant.  The Company and the
          -----------------------------------------
Consultant agree that the Consultant may represent, perform services for and be employed by such additional clients, persons or companies as the Consultant, in his sole discretion, sees fit.

CONSULTING AGREEMENT -- PAGE 1
-------------------

     4.   Compensation.  For services rendered under this Consulting Agreement,
          ------------
the Consultant shall receive a base fee of $305,000, which shall be payable in full by Company upon execution of this Agreement unless otherwise directed by Consultant. Once paid, the fee shall be nonforfeitable and nonrefundable. In addition, Consultant shall be reimbursed for expenses, other than ordinary office overhead, incurred and directly attributable to services rendered under this Consulting Agreement. As a condition to payment of expenses, Consultant shall discuss such expenses with the Company in advance and provide a report of such expenses for the previous month, supported by invoices, to the Chief Financial Officer of the Company no later than the 10th day of each month. The Consultant shall be reimbursed on or before the 20th day of the same month for the previous month's authorized expenses. In addition, Consultant shall be paid $500 for each prospective franchisee candidate who signs a contract and becomes a franchisee for the Company if that candidate visited with Consultant "one-on-one" either in Oklahoma City, OK or otherwise at the Company's request as verified by the Company's records. If a prospective franchisee candidate who has visited with Consultant by telephone, as verified by the Company's records, signs a contract and becomes a franchisee for the Company, Consultant shall be paid $250. Such payments shall be made on the 20th day of each month for the previous month.

     5.   Stock Options.  Consultant is hereby granted non-qualified stock
          -------------
options to acquire 25,000 shares of common stock of the Company's parent, The Dwyer Group, Inc., in accordance with the Non-qualified Stock Option Agreement attached hereto as Exhibit "B".

     6.   Limited Liability.  The Consultant shall not be liable to the Company,
          -----------------
or to anyone who may claim any right due to his relationship with the Company, for any acts or omissions on the part of the Consultant or the agents or employees of Consultant in the performance of the Consultant services under this Consulting Agreement, except when such acts or omissions are due to willful misconduct or culpable negligence. The Company shall hold the Consultant harmless from any obligations, costs, claims, judgments, attorney's fees or attachments arising from our growing out of the services rendered to the Company pursuant to the terms of this Consulting Agreement or in any way connected with the rendering of such services, except when the same shall arise due to the willful misconduct or culpable negligence of the Consultant and the Consultant is adjudged to be guilty of willful misconduct and culpable negligence by a court of competent jurisdiction.

     7.   Applicable Law.  This Consulting Agreement shall be construed under
          --------------
and in accordance with the laws of the State of Texas.

     8.   Parties Bound.  This Consulting Agreement shall be binding on and
          -------------
inure to the benefit of the parties to it and their respective heirs, executors, administrators, legal representatives, successors and assigns when permitted by this Consulting Agreement.

CONSULTING AGREEMENT -- PAGE 2
-------------------

     9.   Legal Construction.  If any one or more of the provisions contained in
          ------------------
this Consulting Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions and this Consulting Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

     10.  Remedies.  If any action at law or in equity is necessary to enforce
          --------
or interpret the terms of this Consulting Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which the party may be entitled.

     11.  Entire Agreement.  This Consulting Agreement constitutes the sole and
          ----------------
only agreement of the parties to it as to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties respecting this subject matter.

     12.  Effective Date.  This Consulting Agreement is effective as of July 1,
          --------------
1996.

                                      GENERAL BUSINESS SERVICES, INC.

                                      BY: /s/ John R. Appel
                                         ---------------------------------------
                                              John R. Appel, President
ATTEST:


/s/ Stephen E. Beatty
--------------------------------
Stephen E. Beatty, Treasurer

                                      EDWIN K. WILLIAMS & CO.

                                      BY: /s/ John R. Appel
                                         ---------------------------------------
                                              John R. Appel, President
ATTEST:

/s/ Stephen E. Beatty
--------------------------------
Stephen E. Beatty, Treasurer

                                      CONSULTANT:

                                      /s/ W. Paul Woody,
                                      ------------------------------------------
                                      W. Paul Woody, individually

CONSULTING AGREEMENT -- PAGE 3
--------------------

                                  EXHIBIT "A"

Consultant shall attend the Annual Convention of the Company scheduled to be held in Las Vegas, Nevada on August 1 - 8, 1996 to facilitate a smooth transition from Consultant's role as President of the Company to a consulting role.

Consultant shall teach at the PTM scheduled for the fall of 1996.

Consultant shall continue to host meetings with prospective franchisee candidates in Consultant's office in Oklahoma City, OK on one (1) day per month for the balance of 1996, 1997 and 1998. The date each month will be mutually agreed upon in advance by Consultant and the Company.

                                  EXHIBIT "B"


                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                       OF
                             THE DWYER GROUP, INC.